SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: June 16, 2005
(Date of Earliest Event Reported)

CABELTEL INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)

972-407-8400
(Registrant’s telephone number, including area code)

GREENBRIAR CORPORATION

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     During October 2004, CabelTel International Corporation, formerly Greenbriar Corporation (the “Registrant” or the “Company”) acquired two privately-held U.S. corporations in exchange for 31,500 shares of newly-designated Series J 2% Cumulative Preferred Stock (the “Preferred Stock”) issued to four individuals in a stock-for-stock exchange of securities (the “Acquisition Agreement”). The two U.S. corporations collectively own 100% of Tacaruna B.V., a Netherlands company, which in turn directly and indirectly owns 74.8% of CableTEL AD (formerly known as Cable Bulgaria A.D., a company incorporated in the Republic of Bulgaria) (“CableTEL AD”), which is engaged in the telecommunications and information services industry in Bulgaria and certain surrounding countries.

     During the succeeding nine months since the consummation of the Acquisition Agreement, Registrant has reviewed the capital requirements involving the ultimate ownership and support of a direct and indirect interest in CableTEL AD, and management has incurred additional time and expense in operating a growing business in Bulgaria in the midst of a consolidating communications industry in eastern Europe. Also, through June 24, 2005, CableTEL AD has been involved in negotiations concerning the acquisition of up to ten other cable networks within Bulgaria. As part of these considerations Registrant has sought various sources of financing for the future growth and current operations cost of CableTEL AD.

     During the same period of time, the Company has discussed a number of possible arrangements with several entities, including Cable Partners Europe LLC (“CPE”), a Denver, Colorado and London, England-based entity with telecommunications interests in Europe, including Spain and Belgium. CPE has publicly indicated it is searching for opportunities for development outside of the European continent. Such discussions resulted on June 16, 2005 in the Company allowing CPE an exclusivity period of 45 days to review the operations of CableTEL AD and to negotiate an arrangement with either the Company or CableTEL AD for the acquisition by CPE of part of the operations of CableTEL AD, subject to requisite regulatory approvals and funding of significant sums, as well as the negotiation and execution of a definitive agreement once some determination is made of the precise structure of the transaction which is to be tax-favorable to all parties and mutually-agreeable as to all legal aspects. As of the date of this Report, no definitive agreement has been negotiated, written or executed binding upon the Company or CPE. Similarly, no letter of intent or other instrument creating a financial obligation has been issued or executed. A general “Term Sheet Summary” outlining certain principle concepts has been prepared. The concepts currently discussed provide an exclusivity period of 45 days to CPE (expiring no later than July 31, 2005) in which CPE may complete due diligence and offer an arrangement. The discussions currently center on the cable operations, but not all assets of CableTEL AD.

     Although no specific transaction has occurred or been determined, various interpretations have been issued or written by financial and industry press publications in the telecommunications industry, specifically in Europe and England, suggesting or stating the announcement of a “strategic partnership” intended to provide a platform for large-scale investment in the field of cable television, internet and telephony services in the Bulgarian market” between CableTEL AD and CPE. At present, no arrangement exists, but CPE does have a period of time to attempt to put together an arrangement, which period may or may not be extended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: June 28, 2005.	CABELTEL INTERNATIONAL CORPORATION (formerly Greenbriar Corporation)
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and
Chief Financial Officer